Exhibit 99.1

Cocrystal Pharma, Inc. Announces Up To $13 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

$4.7 million upfront with up to an additional approximately $8.3 million of potential aggregate gross proceeds upon the exercise in full of warrants

BOTHELL, Wash., September 12, 2025 (GLOBE NEWSWIRE) — Cocrystal Pharma, Inc., (Nasdaq: COCP) (the “Company” or “Cocrystal”), today announced that it has entered into definitive agreements for the purchase and sale of 2,764,710 shares of its common stock (or common stock equivalents in lieu thereof) at a purchase price of $1.70 per share in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement, the Company will issue unregistered warrants to purchase up to 5,529,420 shares of common stock at an exercise price of $1.50 per share that will be exercisable upon issuance and will expire twenty-four months from the effective date of the registration statement covering the resale of the shares of common stock issuable upon exercise of the unregistered warrants. The closing of the offering is expected to occur on or about September 15, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering, before deducting the placement agent’s fees and other offering expenses payable by the Company, are expected to be approximately $4.7 million. The potential additional gross proceeds to the Company from the warrants, if fully-exercised on a cash basis, will be approximately $8.3 million. No assurance can be given that any of such short-term warrants will be exercised. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The common stock (or common stock equivalents in lieu thereof, but not the unregistered warrants and the shares of common stock underlying the unregistered warrants) described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-271883) that was declared effective by the Securities and Exchange Commission (the “SEC”) on May 26, 2023. The offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered warrants described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying such unregistered warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the unregistered warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical-stage biotechnology company that addresses significant unmet needs by developing innovative antiviral treatments for challenging diseases including influenza, viral gastroenteritis, COVID, and hepatitis. Cocrystal employs unique structure-based technologies and Nobel Prize-winning expertise to create first- and best-in-class antiviral drugs.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements as to the completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of net proceeds from the offering, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology.

Investor Contact:

Alliance Advisors IR

Jody Cain

310-691-7100

jcain@allianceadvisors.com